Exhibit 10.1

                            STOCK PURCHASE AGREEMENT


          THIS STOCK PURCHASE AGREEMENT (this "Agreement") is effective as of the 31st day of October, 1997, by and among Advanced Communication Systems, Inc., a Delaware corporation ("ACS"), and Howard F. Sparks, Howard F. Sparks Trust, Irene L. Sparks, Irene L. Sparks Trust, Gale V. Berry, Gale V. Berry Trust, Christine Berry and Christine Berry Trust (collectively, the "Shareholders").

                                    RECITALS

         WHEREAS, the Shareholders own 1,000 shares of issued and outstanding common stock, $1.00 par value per share (the "ISC Common Stock"), of Integrated Systems Control, Inc., a Virginia corporation ("ISC"), which represent all of the issued and outstanding capital stock of ISC; and

         WHEREAS, ACS desires to purchase all of the ISC Common Stock owned by the Shareholders, and the Shareholders desire to sell all of their ISC Common Stock to ACS, on the terms and conditions set forth herein; and

         WHEREAS, the Shareholders and the Board of Directors of ACS and ISC have approved and adopted this Agreement as a plan of reorganization within the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the parties intend that the "Sale" (as defined in Section 1.1) be accounted for as a pooling of interests.

         NOW,   THEREFORE,   in   consideration  of  the  premises  and  of  the
representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

1.       PURCHASE AND SALE OF STOCK.

         1.1 Purchase and Sale Obligation. The Shareholders shall sell the ISC Common Stock to ACS and ACS shall purchase the ISC Common Stock from the Shareholders (the "Sale") on the terms and conditions contained in this Agreement.

         1.2 Purchase Price. In full consideration for the ISC Common Stock to be sold pursuant to Section 1.1 hereof, and upon the terms and subject to the conditions contained herein, ACS shall issue and deliver to the Shareholders 475 shares of ACS Common Stock, $.01 par value per share (the "ACS Common Stock"), for each share of the ISC Common Stock tendered to ACS, such that the total number of shares of ACS Common Stock to be issued to the Shareholders pursuant to the transactions contemplated by this Agreement shall be 475,000 shares. At the Closing, the Shareholders shall, upon the surrender to ACS of the certificates representing their ISC Common Stock duly endorsed in blank by the Shareholders or accompanied by blank stock powers, receive a certificate or certificates representing an amount of shares of ACS Common Stock as is determined in accordance with this Section 1.2.

2.       CLOSING; INTENT OF THE PARTIES.

         2.1 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Venable, Baetjer and Howard, LLP, 20180 Corporate Ridge, Suite 400, McLean, Virginia 22180 on November 30, 1997 or at such other time and date as the parties may mutually agree (the "Closing Date"); provided, however, that all conditions to Closing shall have been satisfied or waived on or prior to the Closing Date.

3.       REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.

         Each of the Shareholders, jointly and severally, represents and warrants to ACS as follows. The term "knowledge," "best knowledge," or words of similar import, as used in this Section 3 shall mean the actual knowledge of the Shareholders without independent investigation.

         3.1 Due Organization. ISC is a corporation duly organized, validly existing and is in good standing under the laws of the Commonwealth of Virginia, and has all requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted and as proposed to be conducted. ISC is qualified as a foreign corporation and is in good standing in each jurisdiction where such qualification is required. Schedule 3.l hereto contains a list of all jurisdictions in which ISC is qualified to do business as a foreign corporation. The Shareholders have caused ISC to deliver to ACS true, complete and correct copies of its charter and bylaws, each as amended to date. Such charter and bylaws, as amended to date, are collectively referred to as the "Charter Documents." The Shareholders have previously made available to ACS true, correct and complete copies of ISC's corporate minute books which include copies of all minutes of all actions of ISC's board of directors and stockholders and a stock ledger setting forth the record ownership of all outstanding shares of ISC's capital stock.

         3.2 Authorization; Validity. Each of the Shareholders has the full legal right and authority to enter into this Agreement and the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of each of the Shareholders, enforceable against each of the Shareholders in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

         3.3 Capital Stock of ISC. The authorized capital stock of ISC consists of 15,000 shares of Common Stock, $1.00 par value, of which 1,000 shares are issued and outstanding. All of the issued and outstanding shares of ISC Common
Stock have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by the Shareholders free and clear of all liens, encumbrances and claims of every kind. All of the issued and outstanding shares of ISC Common Stock were offered, issued, sold and delivered by ISC in compliance with all applicable state and federal laws concerning the issuance of securities. None of such shares was issued in violation of any preemptive rights created by statute, or by the Charter Documents or by any agreement to which ISC may be bound. None of the shares of ISC Common Stock were issued pursuant to awards, grants or bonuses. No shares of ISC Common Stock are subject to repurchase upon termination of employment.

         Other than as described in this Section 3.3, there are no outstanding shares of ISC Common Stock, preferred stock or any other equity securities of ISC, and except as set forth in Schedule 3.3, there are no options, warrants, calls, conversion rights, commitments or agreements of any character to which ISC or the Shareholders are a party or by which ISC or the Shareholders may be bound that obligate or may obligate ISC to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of common stock, preferred stock or other equity securities of ISC or that obligate or may obligate ISC to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement. Except as set forth in Schedule 3.3, there are no outstanding arrangements, agreements, commitments or understandings of any kind affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of any capital stock of ISC or any other securities of ISC. Other than as provided in or contemplated by this Agreement or set forth in Schedule 3.3, neither ISC nor the Shareholders have become party to or subject to any contract or obligation wherein any person has a right or option to purchase or acquire any rights in any additional capital stock or securities of ISC. Neither the voting stock structure of ISC nor the relative ownership of ISC Common Stock has been altered or changed in contemplation of this Agreement. As a result of the transactions contemplated by this Agreement, ACS will be the record and beneficial owner of all outstanding capital stock of ISC and rights to acquire capital stock of ISC.

         3.4 Subsidiaries. ISC has no subsidiaries and does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, nor is ISC, directly or indirectly, a participant in any joint venture, partnership or other entity.

          3.5 No Conflicts. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not:

              (a) conflict with, or violate any provision of the Charter Documents as now in effect;

              (b) conflict with, or result in any breach or default (or would constitute a default but for any requirement of notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a benefit under, or result in the creation or imposition of any lien, charge or encumbrance on any of the properties of ISC or the Shareholders pursuant to any agreement, contract, note, mortgage, indenture, lease, sublease, instrument, permit, concession, franchise, license or declaration of trust to which either is a party or by which ISC or the Shareholders or any of their property or assets may be bound or affected; or

              (c) conflict with or result in a violation of any law, statute, order, judgment, rule, regulation, decree or ordinance applicable to ISC or the Shareholders or by which any of their properties or assets is bound or affected.

         3.6 No Defaults. ISC is not, nor has it or the Shareholders received notice that it is or would be with the passage of time, (a) in violation of any provision of its Charter Documents or (b) in default or violation of any term, condition or provision of (i) any judgment, decree, order, injunction or stipulation applicable to ISC or (ii) any agreement, note, mortgage, indenture, contract, lease, sublease or instrument, permit, concession, franchise or license to which ISC is a party or by which ISC or its properties or assets may be bound.

         3.7 Required Governmental Filings and Consents. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, will not require any consent, approval, authorization or permit of, or filing with or notification to, any United States, federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body ("Governmental Authority").

         3.8 Financial Statements. Schedule 3.8 includes (a) true, complete and correct copies of the audited Balance Sheet for ISC as of December 31, 1996 (the end of ISC's most recent completed fiscal year), and audited Statements of Income, Cash Flows and Retained Earnings for ISC for the year ended December 31, 1996 (collectively, the "Year-End Financials") and (b) true, complete and correct copies of the audited Balance Sheet for ISC (the "Interim Balance
Sheet") as of September 30, 1997 (the "Interim Balance Sheet Date") and Statements of Income and Retained Earnings for ISC for the period then ended (together, the "Interim Financials" and collectively with the Year-End
Financials, the "ISC Financial Statements"). The ISC Financial Statements have been prepared in accordance with GAAP consistently applied and fairly present the financial position of ISC as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the Interim Financials to normal year-end audit adjustments and the omission of complete footnote information. Since the Interim Balance Sheet Date, there have been no material changes in ISC's accounting policies.

         3.9      Liabilities and Obligations.

                  (a) ISC has no material liabilities, except for liabilities:

                      (i) reflected on the Interim Balance Sheet and not previously paid or discharged; and

                      (ii) those liabilities incurred since the Interim Balance Sheet Date in the ordinary course of business consistent with past practice, which liabilities are not, individually or in the aggregate, material.

For purposes of this Section 3.9, the term "liabilities" shall include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, inchoate or not, liquidated or unliquidated, secured or unsecured.

                  (b) In the case of those liabilities which are not fixed or contested, a reasonable estimate of the maximum amount which may be payable is attached hereto as Schedule 3.9.

                  (c) The Shareholders shall cause ISC to deliver to ACS a schedule of all outstanding liabilities as of the Closing Date.

         3.10 Accounts and Notes Receivable. The receivables, including unbilled accounts receivables, shown on the Interim Balance Sheet arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts provided for in such Interim Balance Sheet. Allowances for doubtful accounts and warranty returns are adequate and have been prepared in accordance with GAAP consistently applied and in accordance with the past practices of ISC. The receivables of ISC arising after the Interim Balance Sheet Date arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less allowances for doubtful accounts and warranty returns determined in accordance with the past practices of ISC. None of the receivables of ISC is subject to any claim of offset, recoupment, set off or counterclaim and none of the Shareholders have any knowledge of any facts or circumstances (whether asserted or unasserted) that could give rise to any such claim. No amount of receivables are contingent upon the performance by ISC of any obligation or contract. No person has any lien on any of such receivables and no agreement for deduction or discount has been made with respect to any of such receivables.

         3.11 Governmental Permits and Licenses. ISC owns or holds all licenses, franchises, permits and other governmental authorizations, including without limitation permits (including, without limitation, all permits and approvals of governmental authorities necessary for the continued occupancy, use and operation of each of the "Leased Premises" as defined in Section 3.13(b)), titles (including, without limitation, motor vehicle titles and current registrations), fuel permits, licenses, franchises, certificates required to conduct its business as currently being conducted or as proposed to be conducted (the "Material Permits"). The Material Permits are valid and in full force and effect, and ISC has not received any notice that any governmental authority intends to modify, cancel, terminate or not renew any Material Permit. ISC has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the Material Permits and other applicable orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing. The transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to ISC by any Material Permit.

         3.12     Environmental Matters.

                  (a) No substance that is regulated by any Governmental Authority or that has been designated by any Governmental Authority to be radioactive, toxic, hazardous or otherwise a danger to health or the environment (a "Hazardous Material") is present in, on, under or adjacent to any property that ISC has at any time owned, operated, occupied or leased (including both the land and improvements thereon) and no reasonable likelihood exists that any Hazardous Material will come to be present in, on, or under any properties leased or used at any time (including both land and improvements thereon) by ISC.

                  (b) ISC does not and has not transported, stored, used, manufactured, released or exposed its employees or any other person to any Hazardous Material, or arranged for the disposal, discharge, storage or release of any Hazardous Material, in violation of any applicable statute, rule, regulation, order or law.

                  (c) No permits, consents, waivers, exemptions, licenses, approvals and other authorizations are required to be obtained by it under the laws of any Governmental Authority relating to land use, public and employee health and safety, pollution or protection of the environment (collectively, "Environmental Laws"). ISC has been and is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. Neither ISC nor the Shareholders have received any notice or have knowledge of any past or present condition or practice of the businesses conducted by ISC which forms or could be reasonably expected to form the basis of any material claim, action, suit, proceeding, hearing or investigation (collectively "Environmental Claims") against ISC (or against any person or entity whose liability for any Environmental Claims ISC has retained or assumed either contractually or by operation of law), arising out of the manufacture, processing, distribution, use, treatment, storage, spill, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material by ISC.

                  (d) ISC does not own, operate or maintain any underground storage tanks on any property owned, operated, occupied or leased by ISC, and to the Shareholders' best knowledge, no underground storage tanks are present at any property owned, operated, occupied or leased at any time by ISC.

         3.13     Real and Personal Property.

                  (a) Schedule 3.13(a) lists and describes briefly all real property that ISC owns. With respect to each such parcel of owned real property:

                                   (i) Except as set forth in Schedule  3.13(a),
ISC has good and marketable title to the parcel of real property, free and clear of any security interest, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

                                   (ii) there are no pending or to the knowledge
of Shareholders threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting and adversely the current use, occupancy, or value thereof;

                                   (iii) the legal  description  for the  parcel
contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                                   (iv)  all   facilities   have   received  all
approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                                   (v) there are no leases, subleases, licenses,
concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

                                   (vi)  there  are no  outstanding  options  or
rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

                                   (vii) there are no parties in  possession  of
the parcel of real  property,  other than tenants under any Leases  disclosed in
Schedule   3.13(b)   who  are  in   possession   of  space  to  which  they  are
entitled;

                                   (viii) all  facilities  located on the parcel
of real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of real property; and

                                   (ix) each  parcel of real  property  abuts on
and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

                  (b) Schedule 3.13(b) sets forth a list of all real property leases, subleases, licenses or similar agreements ("Leases") to which ISC is a party (copies of which have previously been furnished to ACS), in each case setting forth (A) the landlord and tenant or sublessor and sublessee, as applicable, thereof and the date and term of each of the Leases, (B) the legal description or street address of each property covered thereby, and (C) a brief description (including size and function) of the principal improvements and buildings thereon (the "Leased Premises"). The Leases are in full force and effect and have not been amended, ISC is not in default under the Leases and no other no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. There is no breach or anticipated breach by any other party to such Leases.
With respect to each of the Leased Premises:

                                   (i) ISC has valid leasehold  interests in the
Leased Premises, which leasehold interests are free and clear of any liens, covenants and easements or title defects of any nature whatsoever;

                                   (ii)   To   the   best   knowledge   of   the
Shareholders, the portions of the buildings located on the Leased Premises that are used in the business of ISC are each in good repair and condition (including, without limitation, the electrical, mechanical, HVAC, plumbing, elevator, other building systems and structural components serving such premises, and the roofs are water-tight) normal wear and tear excepted, and are in the aggregate sufficient to satisfy ISC's current business activities as conducted thereat;

                                   (iii)  Each of the  Leased  Premises  (A) has
direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of ISC's business as presently conducted at such premises; and (B) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such premises;

                                   (iv)  ISC  and  the  Shareholders   have  not
received notice of (A) any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto, and, to the best knowledge of the Shareholders, no such proceeding is contemplated by any governmental authority; or (B) any special assessment which may affect any of the Leased Premises, and, to the best knowledge of the Shareholders, no such special assessment is contemplated by any governmental authority;

                                   (v)   To   the   best    knowledge   of   the
Shareholders, each of the Leased Premises, including all buildings located thereon, conform to all requirements of any underlying covenants, conditions, restrictions and encumbrances, all insurance underwriter's requirements, all applicable rules, regulations, statutes, ordinances, laws and building codes, (collectively, "Laws");

                                   (vi)   To   the   best   knowledge   of   the
Shareholders, there are no Laws under active consideration by any Governmental Authority which could require ISC to make any expenditure in excess of $5,000 to modify or improve the Leased Premises to bring them into compliance therewith; and

                                   (vii) Neither ISC nor the  Shareholders  have
received any notice from any insurance company of any defects or inadequacies in the Leased Premises or any part thereof which could adversely affect the insurability of the Leased Premises or the premiums for the insurance thereof.

                  (c) Schedule 3.13(c) sets forth an accurate list of all personal property on the Interim Balance Sheet and all other personal property owned or leased by ISC with a value in excess of $10,000 (a) as of the Interim Balance Sheet Date and (b) acquired since the Interim Balance Sheet Date, including in each case true, complete and correct copies of leases for material equipment and all real properties on which are situated buildings, warehouses, workshops, garages and other structures used in the operation of the business of ISC. All leases to which ISC is a party are in full force and effect and constitute valid and binding agreements of ISC and, to the best knowledge of the Shareholders, the other parties thereto in accordance with their respective terms. All fixed assets used by ISC that are material to the operation of its business are either owned by ISC or leased under an agreement listed on Schedule 3.13(b). Except as set forth on Schedule 3.13(c), ISC has good and marketable title to all of its assets free from all liens, charges, pledges, security interests, claims and encumbrances of every kind.

         3.14     Material Contracts.  Schedule 3.14 lists and describes:

                  (a) Any union contract or any employment or consulting contract or arrangement providing for future compensation, written or oral, with any officer, consultant, director or employee which is not terminable by ISC on 30 days' notice or less without penalty or obligation to make payments related to such termination;

                  (b) Any plan, contract or arrangement, whether written or oral, providing for bonuses, pensions, deferred compensation, severance pay or benefits, retirement payments, profit-sharing or the like;

                  (c) Any joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits with other persons;

                  (d) Any existing distribution agreement, volume purchase agreement, or other similar agreement (but excluding individual customer purchase orders) in which the annual amount involved in fiscal 1997 exceeded or is expected to exceed in fiscal 1998 $25,000 in aggregate amount or pursuant to which ISC has granted or received most favored customer pricing provisions or exclusive marketing rights related to any product, group of products or territory;

                  (e) Any individual customer purchase order for the sale of goods or services in excess of $25,000;

                  (f) Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, leasehold obligations or otherwise;

                  (g) Any contract containing covenants purporting to limit in any way the freedom of ISC to compete in any line of business in any geographic area;

                  (h) Any agreement of indemnification other than those entered in connection with the sale of ISC products or services in the ordinary course of business;

                  (i) Any agreement, contract or commitment relating to capital expenditures and which involve future payments individually in excess of $5,000 or in the aggregate in excess of $10,000 by ISC;

                  (j) Any agreements, contracts or commitments relating to the disposition or acquisition of any assets, including any intangible assets (other than Inventory) which involve payments individually in excess of $5,000 or in the aggregate in excess of $10,000 by ISC;

                  (k) Any purchase orders or contracts for the purchase of raw materials which involve payments individually in excess of $5,000 or in the aggregate in excess of $10,000;

                  (l) Any governmental contracts or subcontracts; and

                  (m) Any other agreement, contract or commitment which is material to ISC.

The agreements described at Sections 3.14(a) through (m) above are hereinafter referred to as the "Material Contracts."

         Each Material Contract is valid and binding on ISC and is in full force and effect and, to the best knowledge of the Shareholders, is not subject to any default thereunder by any party obligated to ISC pursuant thereto. No Material Contract contains any material liquidated damages, penalty or similar provision. ISC does not intend to cancel, withdraw, modify or amend any such Material Contract and, to the best knowledge of the Shareholders, no party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend any Material Contract.

         Except as set forth on Schedule 3.14, ISC has obtained or will obtain all necessary consents, waivers, approvals, "change of name agreements" and/or novation agreements of all parties to any Material Contracts required in connection with any of the transactions contemplated hereby, or as are advisable or required by any Governmental Authority or other third party in order that any such Material Contract remain in effect without modification after the transactions contemplated under this Agreement and without giving rise to any right to termination, cancellation or acceleration or loss of any right or benefit ("ISC Third-Party Consents"). All ISC Third-Party Consents are listed on
Schedule 3.14.

         3.15 Intellectual Property. ISC does not own, and is not licensed or otherwise entitled to exercise any rights under or with respect to any United States and foreign patents, patent applications, trademarks, trade names, service marks, copyrights, or any applications therefor, formulae, processes, designs, schematics, compositions, ideas, technology, know-how and tangible or intangible proprietary information or trade secrets or materials which are employed in the operation of the business of ISC as currently conducted.

         3.16 Insurance. Schedule 3.16 sets forth an accurate list, as of the Interim Balance Sheet Date, of all insurance policies carried by ISC and all insurance loss runs or workmen's compensation claims received for the past two policy years. Attached to Schedule 3.16 are true, complete and correct copies of the summaries from the insurance company of all current insurance policies, all of which are in full force and effect. All premiums payable under all such policies have been paid and ISC is otherwise in full compliance with the terms of such policies (or other policies providing substantially similar insurance coverage). To the Shareholder's knowledge, such policies of insurance are of the type and in amounts customarily carried by persons conducting businesses similar to that of ISC. None of the Shareholders have knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         3.17 Compensation; Employment Agreements. Schedule 3.17 sets forth an accurate list, as of the date hereof, of all officers, directors and key employees of ISC listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each such person as of (a) the Interim Balance Sheet Date and (b) the date hereof. The Shareholders have caused ISC to provide to ACS true, complete and correct copies of all employment contracts, commitments and arrangements with persons listed on
Schedule 3.17.

         3.18     Employee Benefit Plans.

                  (a) All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active, former or retired employee or consultant of ISC, any subsidiary of ISC or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with ISC within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the "Code"), or with respect to which ISC has or may in the future have liability, are listed on Schedule 3.18 (the "Plans"). Copies of all such written plans and summaries of any other plans which cover active, former or retired employees or consultants of ISC or any subsidiary of ISC have been provided to ACS. To the extent applicable, the Plans comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code, and any Plan intended to be qualified under
Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination letter as to its qualified status from the Internal Revenue Service or still has a remaining period of time under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination, and
(ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. The Shareholders have furnished or made available to ACS copies of the most recent Internal Revenue Service determination letters and Forms 5500 for the three most current Plan years with respect to any such Plan. No Plan is covered by Title IV of ERISA or Section 412 of the Code. Neither ISC nor any of its affiliates has been a contributing employer to any multiemployer plan as defined under Section 4001 of ERISA. Neither ISC nor any officer or director of ISC has incurred any liability or penalty under Section 4971 through 4980E of the Code or Title 1 of ERISA. None of the Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, including but not limited to, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. Each Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the best knowledge of the Shareholders is threatened, against or with respect to any such Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been made or accrued. Schedule 3.18 includes a listing of the accrued vacation liability of ISC as of the Interim Balance Sheet Date.

                  (b) ISC is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employee of ISC is represented by any labor union or covered by any collective bargaining agreement and, to the best knowledge of the Shareholders, no campaign to establish such representation is in progress. There is no pending or, to the best knowledge of the Shareholders, threatened labor dispute involving ISC and any group of its employees nor has ISC experienced any labor interruptions over the past three years, and ISC considers its relationship with its employees to be good.

                  (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of ISC under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

         3.19     Conformity with Law; Litigation.

                  (a) ISC is in compliance and has conducted its business so as to comply with all laws, rules and regulations, judgments, decrees or orders of any Governmental Authority applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof. There are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against ISC or against any of its properties or businesses or against the Shareholders. Without limiting the generality of the foregoing, ISC has not violated any United States and foreign import and export control laws and regulations, export licensing laws and regulations and customs regulations (including its obligations under the Foreign Corrupt Practices Act) applicable to ISC. ISC has not been cited by the United States Department of Commerce, the United States Customs Service or any other relevant Governmental Authority for any violation of United States laws or regulations relating to importing or exporting of products, materials or services. Schedule 3.19 contains a summary of any violation of, or conflict with, any applicable statute, law, rule, regulation, ruling, order, judgment or decree of which such Governmental Authority has notified ISC, including any of the foregoing relating to Environmental Laws.

                  (b) There is no action, suit, proceeding, claim, arbitration or investigation pending or, to the best knowledge of the Shareholders, threatened, against ISC or the Shareholders, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated hereby. Schedule 3.19 sets forth with respect to each pending action, suit, proceeding, claim, arbitration or investigation to which ISC is a party, the forum, the parties thereto, a brief description of the subject matter thereof and the amount of damages claimed. Except as stated in Schedule 3.19, none of the Shareholders have knowledge of any reasonable basis for any other such litigation. The Shareholders have delivered or made available to ACS correct and complete copies of all correspondence prepared by ISC's counsel for ISC's independent public accountants in connection with all completed audits or reviews of ISC's financial statements and any such correspondence since the date of the last such audit or review. Schedule 3.19 accurately describes all product liability claims made against ISC since inception.

         3.20     Taxes.

                  (a) All "Tax" (as defined below in Section 3.20(e)) returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any "Taxing Authority" (as defined below) with respect to any Taxable period ending on or before the Closing Date, by or on behalf of ISC (collectively, the "ISC Returns"), have been or will be filed when due (including any extensions of such due date), and all such ISC Returns are true and correct. The Interim Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through the Interim Balance Sheet Date and ISC has not and will not incur any Tax liability in excess of the amount reflected on the Interim Balance Sheet with respect to such periods. All information set forth in the notes to the ISC Financial Statements relating to Tax matters is true, complete and accurate in all material respects.

                  (b) There is no claim, audit, action, suit, proceeding, or investigation now pending or, to the best knowledge of the Shareholders, threatened against or with respect to ISC in respect of any Tax or assessment. There are no liens for Taxes upon the assets of ISC except for liens for current Taxes not yet due. Except as may be required as a result of the transactions contemplated by this Agreement, ISC has not been or will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) ending on or after the Closing pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing. Except as set forth on Schedule 3.20(c) (which shall set forth the type of return, date filed, and date of expiration of the statute of limitations), the statute of limitations for the assessments of federal, state, local or foreign income taxes has expired for all Tax returns of ISC or such returns have been examined by the appropriate taxing authority for all periods through December 31, 1993.

                  (c) For purposes of this Agreement, the term "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and
(iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

                  (d) S Corporation Status. ISC has been an S Corporation since October 1988 within the meaning of Section 1361 of the Code.

         3.21 Absence of Changes. Since the Interim Balance Sheet Date, there has not been:

                  (a) any change that by itself or together with other changes, has had a material adverse effect to the business, assets (including intangible assets), liabilities, financial condition, results of operations or prospects of ISC (a "Material Adverse Affect");

                  (b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of ISC;

                  (c) any change in the authorized capital of ISC or in its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

                  (d) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of ISC;

                  (e) any increase in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by ISC to any of its officers, directors, the Shareholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

                  (f) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, materially adversely affecting the business or future prospects of ISC;

                  (g) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to ISC, including without limitation any indebtedness or obligation of the Shareholders or any affiliate thereof;

                  (h) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of ISC or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

                  (i) any waiver of any material rights or claims of ISC;

                  (j) any breach, amendment or termination of any material contract, agreement, lease, sublease, license, permit or other right to which ISC is a party;

                  (k) any transaction by ISC outside the ordinary course of business;

                  (l) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by ISC or the revaluation by ISC of any of its assets;

                  (m) any creation or assumption by ISC of any mortgage, pledge, security interest or lien or other encumbrance on any asset (other than liens arising under existing lease financing arrangements which are not material and liens for taxes not yet due and payable);

                  (n) any entry into, amendment of, relinquishment, termination or non-renewal by ISC of any contract, lease or sublease transaction, commitment or other right or obligation requiring aggregate payments by ISC in excess of $25,000;

                  (o) any violation of or conflict with any applicable laws, statutes, orders, rules and regulations promulgated or judgment entered by any Governmental Authority which, individually or in the aggregate, materially and adversely affects (or, insofar as the Shareholders know, might reasonably be expected to materially and adversely affect) ISC;

                  (p) the commencement or notice or, to the best knowledge of the Shareholders, threat of commencement of any lawsuit or proceeding against or investigation of ISC or any of its affairs;

                  (q) any agreement or arrangement made by ISC or the Shareholders to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement untrue or incorrect as of the date when made; or

                  (r) negotiation or agreement by ISC or any officer or employee thereof to do any of the things described in the preceding clauses (a) through
(q) (other than negotiations with ACS and its representatives regarding the transactions contemplated by this Agreement).

         3.22 Bank Accounts; Powers of Attorney. Schedule 3.22 sets forth an accurate list, as of the date of this Agreement, of the following: (a) the name of each financial institution in which ISC has any account or safe deposit box;
(b) the names in which the accounts or boxes are held; (c) the type of account; and (d) the name of each person authorized to draw thereon or have access thereto. Schedule 3.22 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from ISC and a description of the terms of such power.

         3.23 Customers; Backlog; Returns and Complaints. Schedule 3.23 sets forth the customers of ISC which represented 5% or more of ISC's revenues for ISC's last fiscal year ("Significant Customers") and a description of backlog of customer orders. The Shareholders have no reason to believe that ISC is at risk of losing any of its Significant Customers.. ISC has not received any customer complaints concerning its products which complaints it has not been able to address to the satisfaction of the complainant within a commercially reasonable length of time after ISC received notice of such complaint, nor has it had any of its products returned by a purchaser thereof except for normal warranty returns consistent with past history and those returns that would not result in a reversal of any revenue by ISC.

         3.24 Brokers; Finders. Neither ISC nor the Shareholders have made any commitments to pay any broker's or finder's fee or any similar commission or fee in connection with any of the transactions contemplated by this Agreement ("Broker's or Finder's Fee") to any agent, broker, investment banker or other firm or person.

         3.25 Interests of Officers. Neither the Shareholders nor any of ISC's officers or directors have any interest, either directly or indirectly, in any property, real or personal, tangible or intangible, used in or pertaining to ISC's business, except for rights as a stockholder and except for rights under any Plan. Neither the Shareholders nor any employee, officer or director of ISC, or their spouses or children, is indebted to ISC, nor is ISC indebted to any of them.

         3.26 Disclosure. No representation or warranty made by the Shareholders in this Agreement, nor any financial statement, other written financial information or schedule, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by ISC, the Shareholders or their representatives or agents pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in the light of the circumstances under which they were furnished. There is no event, fact or condition that has caused, or that reasonably could be expected to cause, a Material Adverse Effect, that has not been set forth in this Agreement. The financial projections relating to ISC which are attached hereto as Exhibit 3.26 ("Financial Projections") constitute ISC's good faith estimate of the information purported to be shown therein. ISC prepared such projections in good faith based upon reasonable assumptions, and ISC and the Shareholders believe that there is a reasonable basis for such projections. The Shareholders are not aware of any fact or information that would lead them to believe that the Financial Projections are misleading in any material respect.

         3.27     Investment Representations.

         (a) Each Shareholder has received and reviewed a copy of the prospectus dated June 27, 1997 contained in the ACS registration statement on Form S-1.

         (b) Each Shareholder (a) has such knowledge, sophistication and experience in business and financial matters that they are capable of evaluating the merits and risks of an investment in the shares of ACS Common Stock and (b) can bear the economic risk of any investment in the shares of ACS Common Stock and can afford a complete loss of such investment.

         (c) Each Shareholder qualifies as an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), because each Shareholder's individual net worth or joint net worth with his or her spouse exceeds $1,000,000 or such Shareholder's individual net income (i.e., not including the income of the Shareholder's spouse) was in excess of $200,000 in each of the last two calendar years or joint net income with his or her spouse was in excess of $300,000 in each of the last two calendar years, and he or she reasonably expects his or her individual net income to be in excess of $200,000 in the current calendar year or joint net income with his or her spouse to be in excess of $300,000 in the current calendar year.

         (d) Each Shareholder has had an adequate opportunity to ask questions and receive answers (and has asked such questions and received answers to its satisfaction) from the officers of ACS concerning the business, operations and financial condition of ACS.

         (e) No Shareholder has any contract, undertaking, agreement or arrangement, written or oral, with any other person to sell, transfer or grant participations in any shares of ACS Common Stock to be acquired by such Shareholder pursuant to this Agreement.

         (f) Each Shareholder acknowledges that the ACS Common Stock to be transferred to the Shareholders pursuant to this Agreement will not be registered under the Securities Act or the securities laws of any state and will therefore be restricted securities. Consequently, the ACS Common Stock received by the Shareholders pursuant to this Agreement will not be transferable unless registered under the Securities Act or exempt from registration thereunder and reregistered under securities laws of applicable states or exempt from registration thereunder. Each Shareholder represents and warrants that he or she has been advised that the ACS Common Stock to be transferred to the Shareholders pursuant to this Agreement will be "Restricted Securities" and such Shareholders may be deemed "Affiliates" within the meanings ascribed to such terms under the Securities Act and applicable state securities laws and further represents and warrants that he or she has been advised of the resale limitations applicable to the ACS Common Stock.

         3.28 Liabilities to Government Agencies. There are no liabilities of ISC to any agency of the United States Federal Government in connection with the acquisition by any Governmental Authority of supplies and/or services from ISC as may result from audits or investigations of the cognizant Governmental Authority, including without limitation the DCAA, GSA, OFCCP, Inspector General of the GAO or other similar investigative body.

         3.29 Pooling. The Shareholders have no knowledge of any event or condition or have not taken any action that would adversely affect the ability of ACS to account for the Sale as a pooling of interests.

         3.30 Cost Allowability. All costs (both direct and/or indirect) charged to ISC or any of its affiliates pursuant to any existing subcontract agreements are allowable in accordance with applicable cost accounting standards.

         3.31 COBRA Compliance. ISC has complied with the continuation health care coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA with respect to "qualifying events," as defined in the Code and ERISA, which occur on or before the Closing with respect to any current or former employees of ISC and their respective "qualified beneficiaries," as defined in the Code and ERISA.

4.       REPRESENTATIONS OF ACS.

         ACS represents and warrants to the Shareholders as follows:

         4.1 Due Organization. ACS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. ACS has all requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted or as proposed to be conducted. ACS is qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required.

         4.2 Authorization; Validity of Obligations. The representatives of ACS executing this Agreement have all requisite corporate power and authority to enter into and bind ACS to the terms of this Agreement. ACS has the corporate power and authority to enter into this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by ACS and the performance by ACS of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of ACS. This Agreement is a legal, valid and binding obligation of ACS enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought

         4.3 The ACS Shares. The shares of ACS Common Stock to be transferred and exchanged pursuant to this Agreement, will be duly authorized and validly issued, fully paid and nonassessable. The authorized capital stock of ACS consists of 40,000,000 shares of Common Stock, $.01 par value per share and 1,000,000 shares of Preferred Stock, $.01 par value per share.

         4.4 No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, will not;

                  (a) conflict with, or violate any provision of the charter or bylaws of ACS as now in effect;

                  (b) conflict with, or result in any breach or default (or would constitute a default but for any requirement of notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a benefit under, or result in the creation or imposition of any lien, charge or encumbrance on any of the properties of ACS pursuant to any agreement, contract, note, mortgage, indenture, lease, sublease, instrument, permit, concession, franchise or license to which ACS is a party or by which ACS or any of its property or assets may be bound or affected; or

                  (c) conflict with or result in a violation of any law, statute, order, judgment, rule, regulation, decree or ordinance applicable to ACS or by which any of its properties or assets is bound or affected.

         4.5 Brokers; Finders. ACS has not made any Broker's or Finder's Fee, as defined in Section 3.24, to any agent, broker, investment banker or other firm or person.

         4.6 Filings with the SEC. ACS has made all filings with the Securities and Exchange Commission ("SEC") that it has been required to make under the Securities Act and Securities Exchange Act of 1934 ("Exchange Act") (collectively the "Public Reports"). Each of the Public Reports has complied with the Securities Act and the Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5.       INCIDENTAL REGISTRATION RIGHTS.

         5.1 Registration. If ACS proposes to register any of its shares of Common Stock under the Securities Act pursuant to an underwritten public offering, the Company will give written notice to the Shareholders of its intention so to do. Upon the written request of the Shareholders, given within 30 days after receipt of any such notice, to register any of the shares of ACS
Common Stock owned by them at such time (the "Registrable Shares") (which request shall state the intended method of disposition thereof), ACS will cause the Registrable Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by ACS, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Registrable Shares.

         If the managing underwriter shall be of the opinion that inclusion of all Registrable Shares which Shareholders have requested be included would adversely affect the marketing of the securities to be registered by ACS, ACS will include in such registration (i) first, the securities ACS proposes to sell and the Registrable Shares requested to be included, pro rata among ACS and the holders of such Registrable Shares on the basis of the number of shares ACS and the holder of such Registrable Shares propose to sell, and (ii) second, other securities requested to be included in such registration. The Shareholders shall agree, if requested by the managing underwriter or underwriters in conjunction with a similar request being made to holders of previously issued, but unregistered shares, not to sell any of their Registrable Shares in any transaction other than pursuant to such underwritten offering for any reasonable period deemed to be appropriate by such managing underwriter or underwriters beginning on the date of the effectiveness of the registration statement filed pursuant to this Section 5.1, provided that the Company's officers and directors also agree to such limitations.

         5.2. Changes in Common Stock. If, and as often as, there are any changes in the ACS Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the ACS Common Stock as so changed.

6.       COVENANTS.

         6.1 Confidentiality.

                  (a) Each of the Shareholders recognizes and acknowledges that it has had in the past, currently has, and in the future may possibly have, access to certain confidential information of ISC and ACS, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of ISC's and ACS's respective businesses. Each of the Shareholders agrees that it will not disclose confidential information with respect to ISC or ACS to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of ACS and to counsel and other advisers; provided, however, that such advisors (other than counsel) agree to the confidentiality provisions of this Section 6.1(a), unless (i) such information becomes known to the public generally through no fault of the Shareholders, (ii) disclosure is required by law or the order of any governmental authority under color of law, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party; and provided further, that prior to disclosing any information pursuant to clause (i), (ii) or (iii) above, the Shareholders (as applicable) shall, if possible, give prior written notice thereof to ACS and provide ACS with the opportunity to contest such disclosure.

                  (b) ACS recognizes and acknowledges that it has had in the past, currently has, and in the future may possibly have, access to certain confidential information of ISC and the Shareholders, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of ISC's and the Shareholders' business. ACS agrees that it will not disclose confidential information with respect to ISC to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of ISC and the Shareholders and to counsel and other advisers and that they will not disclose confidential information with respect to the Shareholders to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of ISC and the Shareholders and to counsel and other advisers; provided, however, that such advisers (other than counsel) agree to the confidentiality provisions of this Section 6.1(b), unless (i) such information becomes known to the public generally through no fault of ACS, (ii) disclosure is required by law or the order of any governmental authority under color of law, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party; and provided further, that prior to disclosing any information pursuant to clause (i), (ii) or (iii) above, ACS shall, if possible, give prior written notice thereof to ISC and the Shareholders and provide ISC and the Shareholders with the opportunity to contest such disclosure.

         6.2 Pooling Accounting; Transfer Restrictions. The Shareholders and ISC shall each use its reasonable efforts to cause this Sale to be accounted for as a pooling of interests. The Shareholders acknowledge and agree that the ACS Common Stock received pursuant to this Agreement may not be sold, transferred or assigned, and ACS shall not be required to give effect to any attempted sale, transfer or assignment prior to the publication and dissemination of financial statements by ACS which include the results of at least thirty (30) days of combined operations of ISC and ACS and that the certificates representing the shares of ACS Common Stock received by the Shareholders will bear a restrictive transfer legend to that effect.

         6.3 FIRPTA Compliance. On the Closing Date, the Shareholders shall cause ISC to deliver to ACS a properly executed statement in a form reasonably acceptable to ACS for purposes of satisfying ACS's obligations under Treasury Regulation Section 1.1445-2(c)(3).

         6.4 Extended Insurance Coverage. The Shareholders agree to cause ISC to purchase, if necessary, a policy of insurance sufficient to cover any liabilities resulting from any action, suit, proceeding or claim against ISC arising prior to the Closing Date, including liabilities resulting from any action, suit, proceeding or claim described in Schedule 3.19. Such policy shall be effective for such period and in such amounts as is reasonably necessary in the judgment of ASC.

         6.5 Operation of ISC Subsequent to the Closing. It is the intention of the parties that subsequent to the Closing ISC shall operate as a separate subsidiary for as long as the board of directors of ISC deems it to be appropriate.

         6.6 Conduct of Business Pending Closing. Between the date hereof and the Closing, the Shareholders shall cause ISC to conduct the business of ISC only in the ordinary course of business.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF ACS.

         The obligation of ACS to purchase the ISC Common Stock is subject to the satisfaction or waiver, at or before the Closing, of the following conditions:

         7.1 No Litigation. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the transactions contemplated by this Agreement, or limiting or restricting ACS's conduct or operation of the business of ISC (or its own business) following the purchase by ACS of the ISC Common Stock shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Authority seeking any of the foregoing be pending. Except as set forth in Schedule 3.19, there shall be no action, suit, claim or proceeding of any nature pending or threatened, against ACS or ISC, their respective properties or any of their officers or directors, that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of ISC.

         7.2 Employment Agreements. Each of Howard F. Sparks and Gale V. Berry shall have entered into employment agreement(s) with ACS in the form and substance satisfactory to the parties thereto (the "Employment Agreements").

         7.3 Opinion of Counsel. ACS shall have received an opinion from counsel to ISC and the Shareholders, dated the Closing Date, in form and substance reasonably satisfactory to ACS and its counsel.

         7.4 Consents and Approvals. Except as set forth on Schedule 3.14, all necessary consents of or filings with any Governmental Authority or third party (including without limitation any ISC Third-Party Consents) relating to the consummation by the Shareholders of the transactions contemplated hereby shall have been obtained and made. ISC shall also have received estoppel certificates from the landlords and sublessees with respect to each of the Leased Premises confirming the relevant business terms of the applicable Leases, that there are no defaults thereunder, and, if and to the extent required under each of the Leases, the written consent and approval of a landlord to any "assignment" of the Lease arising from this Agreement.

         Notwithstanding (i) that one or more consents of or filings with any governmental Authority or third party (including without limitation any ISC Third-Party Consents) shall not have been obtained or made prior to the Closing,
(ii) that one or more of such consent or filings shall not have been requested or required by any Governmental Authority or third party prior to Closing or
(iii) that ACS shall have agreed under this Section 7 to effect the Sale, the Shareholders shall nevertheless continue to be obligated, for no further consideration, to obtain or make any such consent of or filing with any Governmental Authority or third party as shall be necessary to effectuate the purposes of this Agreement.

         7.5 Accountants Letter With Respect to Pooling of Interest Accounting Treatment. ASC shall have received a letter from ASC's accountants stating its concurrence, as of the Closing Date, as to the appropriateness of the transactions contemplated by this Agreement qualifying for pooling of interests accounting treatment in accordance with GAAP and shall have delivered a copy of that letter to ACS and ISC.

         7.6 Cancellation of Certain Agreements; Amendment of Bylaws; Election of Directors. ACS shall have received evidence of cancellation of any stockholder agreement, buy sell agreement or similar agreement to which any of the Shareholders are a party. ISC shall have amended its bylaws to increase the number of members of the board of directors from four (4) to seven (7). Effective as of the Closing Date, Christine Berry and Irene Sparks shall resign from the board of directors of ISC and George Robinson, Dev Ganesan, Charles Martinache and Thomas Costello shall be elected to the board of directors of ISC.

         7.7 Representations and Warranties; No Material Adverse Change. All of the representations and warranties of the Shareholders contained in this Agreement shall be true, correct and complete on and as of the date of this Agreement and the Closing Date with the same effect as though such representations and warranties had been made on and as of such date and no material adverse change in the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of ISC shall have occurred; and a certificate to the foregoing effects dated the Closing Date and signed by each of the Shareholders shall have been delivered to ACS.

         7.8 Trusts. The parties hereto acknowledge that the declaration of trusts with respect to the trusts signatory hereto (the "Trusts") have not been reviewed by ACS and that the obligation of ACS to purchase the ISC Common Stock is subject to the reasonable satisfaction of ACS that each of the Trusts has the full legal right and authority to enter into this Agreement and the transactions contemplated hereby; that this Agreement is a legal, valid and binding obligation of each of the Trusts, enforceable against each of the Trusts in accordance with its terms; and that each of the Trusts has the ability to satisfy any and all obligations of the Shareholders under this Agreement.

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDERS.

         The obligation of each of the Shareholders to sell the ISC Common Stock is subject to the satisfaction or waiver, at or before the Closing, of the following conditions:

         8.1 Litigation. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the Sale, or limiting or restricting ACS's conduct or operation of the business of ISC (or its own business) following the Sale shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. Except as set forth in Schedule 3.19, there shall be no action, suit, claim or proceeding of any nature pending or threatened, against ACS or ISC, their respective properties or any of their officers or directors, that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of the ACS and its subsidiaries taken as a whole.

         8.2 Employment Agreement. Howard F. Sparks and Gale V. Berry shall have entered into the Employment Agreements.

         8.3 Consents and Approvals. All necessary consents of and filings with any Governmental Authority or third party relating to the consummation by the Shareholders or ACS of the transactions contemplated herein shall have been obtained and made.

         8.4 Representations and Warranties. All of the representations and warranties of ACS contained in this Agreement shall be true, correct and complete on and as of the date of this Agreement and the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; and a certificate to the foregoing effects dated the Closing Date and signed by ACS shall have been delivered to ISC.

9.       INDEMNIFICATION.

         9.1 Survival. All representations, warranties, covenants and agreements contained in this Agreement and in any Schedule or other instrument delivered pursuant to this Agreement shall survive indefinitely except (i) as expressly provided otherwise herein, (ii) the indemnification obligations of each of the Shareholders under Section 9.2 of this Agreement and ACS under Section 9.3 of this Agreement shall survive until the first anniversary of the Closing Date and
(iii) that those representations, warranties, covenants and agreements of each of the Shareholders relating to tax matters or ERISA matters, and the indemnification obligations of each of the Shareholders under Section 9.2 with respect thereto, shall survive until the third anniversary of the Closing Date (the expiration of each of the Shareholders' obligations under clause (ii) or
(iii) of this Section 9.1, as applicable, is hereinafter referred to as the "Indemnification Deadline Date"); provided, however, that the indemnification obligations with respect to any claim with respect to which an Indemnified Party has delivered a "Claim Notice" (defined in Section 9.5(b) below) prior to the Indemnification Deadline Date (a "Pending Claim") and the related representations, warranties and covenants will survive until the final resolution of any such Pending Claim.

         9.2 Indemnification by Shareholders. Each of the Shareholders, jointly and severally, covenants and agrees to indemnify, defend, protect and hold harmless ACS and its officers, directors, employees, stockholders, assigns, successors and affiliates (the "ACS Indemnified Parties") from, against and in respect of:

                  (a) all liabilities, losses, claims, damages, punitive damages, causes of actions, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered, sustained, incurred or paid by the ACS Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

                        (i) any breach of any representation or warranty of the Shareholders set forth in this Agreement or any certificate, document or instrument delivered by or on behalf of the Shareholders or ISC in connection herewith;

                        (ii) any nonfulfillment of any covenant or agreement on the part of the Shareholders pursuant to the specific terms of this Agreement;

                        (iii) the business, operations or assets of ISC prior to the Closing Date, except as otherwise disclosed in ISC's Financial Statements or the schedules to this Agreement;

                        (iv) the actions or omissions of ISC's directors, officers, stockholders, employees or agents prior to the Closing Date; or

                        (v) any failure of ISC to comply with the continuation health care coverage requirements of section 4980B of the Code and Sections 601 through 608 of ERISA with respect to a "qualifying event," as defined thereunder, which occurred on or before the Closing Date; and

                  (b) any and all Damages incident to any of the foregoing or to the enforcement of this Section 9.2.

                  (c) Notwithstanding the foregoing, (i) no indemnification by the Shareholders pursuant to this Section 9 shall be required to be made with respect to the first $100,000 of Damages of the ACS Indemnified Parties and (ii) the Shareholders aggregate liability with respect to their obligations to indemnify the ACS Indemnified Parties pursuant to this Section 9 shall not exceed $3,000,000.

                  9.3 Indemnification by ACS. ACS covenants and agrees to indemnify, defend, protect and hold harmless ISC and its officers, directors, employees, stockholders, assigns, successors and affiliates (the "ISC Indemnified Parties") from, against and in respect of:

                  (a) all Damages suffered, sustained, incurred or paid by the ISC Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

                        (i) any breach of any representation or warranty of ACS set forth in this Agreement or any certificate, document or instrument delivered by or on behalf of the ACS in connection herewith;

                        (ii) any nonfulfillment of any covenant or agreement on the part of ACS pursuant to the specific terms of this Agreement; or

                        (iii) the actions or omissions of ACS's directors, officers, stockholders, employees or agents prior to the Closing Date.

                  (b) any and all Damages incident to any of the foregoing or to the enforcement of this Section 9.3.

                  (c) Notwithstanding the foregoing, no indemnification by ACS pursuant to this Section 9 shall be required to be made with respect to the first $100,000 of Damages of the ISC Indemnified Parties and ACS's aggregate liability with respect to their obligations to indemnify the ISC Indemnified Parties pursuant to this Section 9 shall not exceed $3,000,000.

         9.4 Tax Indemnification Each of the Shareholders hereby agrees to pay, indemnify, defend and hold harmless the Indemnified Parties from and against any and all Taxes of ISC with respect to any period (or any portion thereof) up to and including the Closing Date. The indemnity provided for in this Section 9.3 shall be independent of any other indemnity provisions hereof and anything in this Agreement to the contrary notwithstanding, shall survive until six months after the expiration of the applicable statutes of limitation for the Taxes referred to herein the third anniversary of the Closing Date, and any Taxes subject to the indemnification for Taxes set forth in this Section 9.3 shall not be subject to the provisions of Section 9.2 hereof.

         9.5 Indemnification Procedures. All Claims for indemnification under this Section 9 shall be asserted and resolved as follows:

                  (a) In the event an ACS Indemnified Party or ISC Indemnified Party (the "Indemnified Party") has a Claim against any other party hereunder (the "Indemnifying Party") which does not involve a Claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness send a Claim Notice (as defined in 9.5(b) below) with respect to such Claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within 30 days from the date of receipt of such Claim Notice that the Indemnifying Party disputes such Claim, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In case the Indemnifying Party shall object in writing to any Claim made in accordance with this Section 9.5(a), the Indemnified Party shall have fifteen (15) days to respond in a written statement to the objection of the Indemnifying Party. If after such fifteen (15) day period there remains a dispute as to any Claims, the parties shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such Claims. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

                  (b) In the event that any Claim for which the Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such Claim, including a copy of the Claim made if the Claim was made in writing, specifying the nature of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim) (the "Claim Notice"). The actions and decisions of the Indemnifying Party shall be binding upon all of the Indemnifying Party. The Indemnifying Party shall have 30 days from the receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party dispute the Indemnifying Party liability to the Indemnified Party hereunder with respect to such Claim and (ii) if Indemnifying Party do not dispute such liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such Claim, provided that the Indemnifying Party are hereby authorized (but not obligated) prior to and during the Notice Period to file any motion, answer or other pleading and to take any other action which the Indemnifying Party shall deem necessary or appropriate to protect the Indemnifying Party's interests. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify hereunder and desire to defend the Indemnified Party against such Claim and except as hereinafter provided, the Indemnifying Party shall have the right to defend by appropriate proceedings, which proceedings shall be diligently settled or prosecuted by the Indemnifying Party to a final conclusion; provided, however, that unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any matter (in whole or in part) unless such settlement includes a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at the Indemnified Party's sole cost and expense. If the Indemnifying Party elect not to defend the Indemnified Party against such Claim, whether by failure of the Indemnifying Party to give the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party, without waiving any rights against the Indemnifying Party, may settle or defend against any such Claim in the Indemnified Party's sole discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

                  (c)  If  at  any  time,  in  the  reasonable  opinion  of  the
Indemnified Party, notice of which shall be given in writing to the Indemnifying Party, any such Claim seeks material prospective relief which could have a materially adverse effect on the assets, liabilities, financial condition, results of operations or business prospects of any Indemnified Party, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party should elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such claim or demand at the sole cost and expense of the Indemnifying Party.

                  (d) Nothing herein shall be deemed to prevent the Indemnified Party from making a Claim, and an Indemnified Party may make a Claim hereunder, for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim or demand may be made.

                  (e) The Indemnified Party's failure to give reasonably prompt notice to the Indemnifying Party of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Indemnifying Party.

                  (f) The parties will make appropriate adjustments for any Tax benefits, Tax detriments or insurance proceeds in determining the amount of any indemnification obligation under Section 8, provided, however, that the Indemnifying Party shall not be obligated to seek any payment pursuant to the terms of any insurance policy.

10.      NONCOMPETITION.

        10.1 Prohibited Activities. Each of the Shareholders acknowledge that, in connection with the transactions contemplated by this Agreement, the Shareholders will be exposed to and gain information concerning ACS and its operations, including confidential and proprietary information, and concerning clients and prospective Customer of ACS, and that it would cause severe harm to ACS if the Shareholders used such information to compete with or assist another company or entity in competing with ACS. The Shareholders agree that for a period of four (4) years after the Closing Date, Shareholders will not, either for himself or herself, or as a stockholder, partner, investor, director, officer, Shareholders, consultant, contractor or agent or in any other capacity:

                (1) Engage in any business, activity or work that is in any way competitive with the business of ACS within the Continental United States.

                (2) Perform any communications or information technology services work for, sell, solicit or attempt to sell any communications or information technology services to, or interfere with ACS's relationship with any person, company or other entity that was a Customer of ACS or was identified by ACS as a prospective Customer during the period that such Shareholder were employed by ACS. "Customer" means all persons, firms or entities that have either (1) sought or obtained the ACS's services, (2) contacted ACS for the purpose of providing its services or (3) been contacted by ACS for the purpose of providing its services, and all persons, firms, or entities subject to control of those persons, firms or entities.

                (3) Solicit, hire or employ, or cause any other person, company or entity to solicit, hire or employ any employee or contractor retained or employed by ACS.

                (4)   Disparage  ACS  to  anyone   outside  of  ACS,   including
competitors, customers and potential customers, or to employees or potential employees of ACS.

        As used throughout this Section 10, "business of ACS" and "ACS's business" includes communication systems design and support, information technology services and systems integration, and any other work or business of ACS in which the Shareholders participate.

         Notwithstanding the above, (i) if any Shareholder is subject to noncompetition provisions contained in an employment agreement executed on or after the date of this Agreement between such Shareholder and ACS, such noncompetition provisions shall govern and the noncompetition provisions of this
Section 10 shall not apply for as long as the noncompetition provisions contained in such employment agreement are applicable and (ii) the foregoing covenant shall not be deemed to prohibit the Shareholders from acquiring as an investment not more than ten percent (10%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter. For purposes of this Section 10, the term "ACS" includes all subsidiaries of ACS (including without limitation ISC).

         10.2 Damages. Because of the difficulty of measuring economic losses to ACS as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to ACS for which it would have no other adequate remedy, the Shareholders agree that the foregoing covenant may be enforced by ACS in the event of breach by the Shareholders, by injunctions and restraining orders.

         10.3 Reasonable Restraint. The parties agree that the foregoing covenants in this Section 10 impose a reasonable restraint on the Shareholders in light of the activities and business of ACS on the date of the execution of this Agreement and the current plans of ACS; but it is also the intent of ACS and the Shareholders that such covenants be construed and enforced in accordance with the changing activities and business of ACS throughout the term of this covenant. The parties further agree that in the event the Shareholders shall enter into a business or pursue other activities not in competition with ACS or similar activities or business in locations the operation of which, under such circumstances, does not violate Section 10.1(a), the Shareholders shall not be chargeable with a violation of this Section 10 if ACS shall thereafter enter the same, similar or a competitive (a) business, (b) course of activities or (c) location, as applicable.

         10.4 Severability; Reformation. The covenants in this Section 10 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

         10.5 Independent Covenant. All of the covenants in this Section 10 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Shareholders against ACS, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by ACS of such covenants. It is specifically agreed that the period of four years stated at Section 10.1, during which the agreements and covenants of each the Shareholders made in this Section 10 shall be effective, shall be computed by excluding from such computation any time during which the Shareholders are found by a court of competent jurisdiction to have been in violation of any provision of this Section 10. The covenants contained in Section 10 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

         10.6 Materiality. Each of the Shareholders hereby agree that the covenants set forth in this Section 10 are a material and substantial part of the transactions contemplated by this Agreement.

11.      GENERAL.

         11.1 Cooperation. The Shareholders and ACS, for no further consideration, shall each deliver or cause to be delivered to the other on the Closing Date, and either before of after the Closing Date at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Shareholders will cooperate and use their reasonable efforts to have the present officers, directors and employees of ISC cooperate with ACS on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Tax Return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

         11.2 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) or otherwise agreed in writing and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of ACS, and the heirs and legal representatives of the Shareholders.

         11.3 Entire Agreement. This Agreement (which includes the Schedules hereto) sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

         11.4 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by telefax) by the parties.

         11.5 Brokers and Agents. ACS and the Shareholders each represents and warrants to the other that it has not employed any broker or agent in connection with the transactions contemplated by this Agreement and agrees to indemnify the other against all loss, damages or expense relating to or arising out of claims for fees or commission of any broker or agent employed or alleged to have been employed by such indemnifying party.

         11.6 Expenses. ACS has and will pay the fees, expenses and disbursements of ACS and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement. The
Shareholders have and will pay the fees, expenses and disbursements of the Shareholders, their agents, representatives, financial advisors, accountants and counsel incurred in connection with the subject matter of this Agreement. ISC has and will pay the fees, expenses and disbursements of ISC and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement.

         11.7 Notices. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telefax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:
         If to ACS, to:

                  Advanced Communication Systems, Inc.
                  10089 Lee Highway
                  Fairfax, Virginia  22030
                  Attn:  Dev Ganesan
                  Fax No.:(703) 385-8684

                  with a required copy to:

                  Venable, Baetjer and Howard, LLP
                  2010 Corporate Ridge, Suite 400
                  McLean, Virginia  22180
                  Attn:  Joseph C. Schmelter, Esq.
                  Fax No.:  (703) 821-8949

         If to the Shareholders, to:

                  Howard F. Sparks
                  Gale V. Berry
                  c/o Integrated Systems Control, Inc.
                  350 Centre Pointe Drive
                  Virginia Beach, VA  23462
                  Fax No.:  (757) 671-2509
                  Marked:     ADDRESSEE ONLY
                              PERSONAL AND CONFIDENTIAL

                  with a copy to:

                  Kaufman & Canoles
                  One Commercial Place
                  P.O. Box 3037
                  Norfolk, VA  23514
                  Attn: John M. Paris, Jr., Esq. and T. Richard Litton, Jr. Esq. Fax No.: (757) 624-3169


or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

         11.8 Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to conflicts of laws provisions.

         11.9 Severability. If any provision of this Agreement or the application thereof to any person or circumstances is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable. The preceding sentence is in addition to and not in place of the severability provisions in Section 10.4.

         11.10 Absence of Third-Party Beneficiary Rights. No provision of this Agreement is intended, nor will be interpreted, to provide or to create any third-party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, member, employee, partner of any party hereto or any other person or entity.

         11.11 Mutual Drafting. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

         11.12 Further Representations. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax consequences.

         11.13 Amendment; Waiver. This Agreement may be amended by the parties hereto at any time prior to the Closing by execution of an instrument in writing signed on behalf of each of the parties hereto. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         11.14 Public Disclosure. Prior to the Closing, the Shareholders shall not make any disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement unless previously approved by ACS in writing. ACS agrees to keep the Shareholders apprised in advance of any disclosure of the subject matter of this Agreement by ACS.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            ADVANCED COMMUNICATION SYSTEMS, INC.


                                            By:_________________________________
                                               Name:
                                               Title:


                                            ------------------------------------
                                            HOWARD F. SPARKS

                                            HOWARD F. SPARKS TRUST

                                            By:_________________________________
                                               Howard F. Sparks, Trustee


                                            ------------------------------------
                                            IRENE L. SPARKS

                                            IRENE L. SPARKS TRUST

                                            By:_________________________________
                                               Irene L. Sparks, Trustee


                                            ------------------------------------
                                            GALE V. BERRY

                                            GALE V. BERRY TRUST

                                            By:_________________________________
                                               Gale V. Berry, Trustee


                                            ------------------------------------
                                            CHRISTINE BERRY

                                            CHRISTINE BERRY TRUST

                                            By:_________________________________
                                               Christine Berry, Trustee